THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A DEBENTURE PURCHASE AGREEMENT DATED AS OF ______, 19___, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY AND WILL BE FURNISHED TO THE HOLDER ON REQUEST TO THE SECRETARY OF THE COMPANY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS THE SAME ARE REGISTERED AND QUALIFIED IN ACCORDANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY SUCH REGISTRATION AND QUALIFICATION ARE NOT REQUIRED (INCLUDING UNDER REGULATION S) UNDER THE ACT. TRANSFER OF SUCH SECURITIES IS PROHIBITED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S UNDER THE ACT (RULE 901 THROUGH 905, AND PRELIMINARY NOTES), PURSUANT TO REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION; AND HEDGING TRANSACTIONS INVOLVING SUCH SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.


$______                                              GenesisIntermedia.com, Inc.
                                                                 _________, 19__

                                    DEBENTURE
         GenesisIntermedia.com, Inc., a Delaware corporation (the "Maker"), for value received, promises to pay to the order of ______________, a _________ company (the "Creditor"), at its offices located at ___________________________, or at such other place as the holder of this Debenture may from time to time designate in writing, the principal sum of ________________ United States Dollars (US$__________), together with interest from the date of funding the purchase price of this Debenture on the unpaid principal balance at a rate equal to __________ Percent (_____%) per annum, computed on the basis of twelve 30-day months. All principal and accrued but unpaid interest hereunder is payable (i) on the thirtieth (30th) day following the date on which the Maker's registration statement on Form SB-2 (File No. 333-66281) (the "Registration Statement") is declared effective by the United States Securities and Exchange Commission (the "SEC") (the "Maturity Date") or (ii) in the event that the Maker's Registration Statement has not been declared effective by the SEC within 180 days of the date of this Debenture (the "Registration Period"), upon the demand of the Creditor. This Debenture shall be subject to the following additional terms and conditions:

SECTION 1.        AGREEMENT.

         This Debenture is issued pursuant to that certain Debenture Purchase Agreement (the "Agreement") between the Maker and the Creditor dated as of May 18, 1999, and is entitled to the benefits of such Agreement. All capitalized terms that are used in this Debenture but not otherwise defined herein are intended to have the meanings assigned to such terms in the Agreement.

Section 2.        Payment of Principal and Interest.

         (a) Within ten (10) days of the last day of each quarter of the fiscal year, commencing on June 30, 1999, the Maker shall make payments of accrued and unpaid interest on this Debenture. The entire unpaid principal and accrued but unpaid interest on this Debenture shall be due and payable in full (i) on the Maturity Date or (ii) in the event that the Registration Statement has not been declared effective with the Registration Period, upon the demand of the Creditor.

         (b) Except as otherwise provided herein, all sums payable hereunder shall be paid in lawful money of the United States of America which shall be legal tender for public and private debts at the time of payment. If the payment to be made hereunder shall be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day. "Business Day" means any day other than a Saturday, Sunday, or a day on which banking institutions are authorized or required to close. All payments shall be credited first toward interest then due and the remainder toward principal. This Debenture may be prepaid in whole or in part without penalty or premium or the written consent of the holder hereof.

SECTION 3.        SUBORDINATION.

         This Debenture shall be subject to customary forms of subordination agreement requested from time to time by holders of Senior Indebtedness and, the Maker may request that the Creditor execute such forms of subordination agreement, which request shall not be unreasonably refused. "Senior Indebtedness" as used herein shall mean any indebtedness of the Company that by its terms provides that it is senior to the indebtedness evidenced by this Debenture.

SECTION 4.        EVENTS OF DEFAULT.

         Upon the occurrence of any Event of Default, then, at the option of the holder hereof, all sums owing and to become owing hereon shall become immediately due and payable. After the occurrence and during the continuance of any Event of Default, all payments on this Debenture shall be applied first to the payment of any costs, fees or other charges incurred in connection with the indebtedness evidenced hereunder, next to the payment of accrued interest, and then to the reduction of the principal amount hereof. "Event of Default" shall include any of the following:

          (a) The Maker shall fail to pay any portion of principal or interest owing under this Debenture when due;

          (b) The Maker shall fail to perform or observe in any material respect any other term, covenant or agreement contained in this Debenture on the Maker's part to be performed or observed and any such failure shall remain unremedied for ten (10) days after written notice thereof shall have been given to the Maker by the holder hereof; or

          (c) The Maker shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Maker seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief of the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property.

SECTION 5.     ATTORNEYS' FEES; WAIVER OF DEMAND, AND OTHER COSTS AND EXPENSES.

         If action is instituted to collect this Debenture, the Maker promises to pay all costs and expenses, including reasonable attorneys' fees, incurred in connection with such action. The obligations to make the payments provided for in this Debenture are absolute and unconditional and not subject to any defense, set-off, counterclaim, rescission, recoupment or adjustment whatsoever. The Maker hereby expressly waives demand and presentment for payment, notice of nonpayment, notice of default, dishonor, protest, notice of protest, bringing of suit and diligence in taking any action to collect any amount called for hereunder, and shall be directly and primarily liable for the payment of all sums owing and to be owing hereon, regardless of and without any notice, diligence, act or omission with respect to the collection of any amount called for hereunder.

SECTION 6.        NO ASSIGNMENT.

         Neither this Debenture nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by the Maker without the prior written consent of the holder except in connection with an assignment in whole to a successor corporation to the Maker in a merger of the Maker or a sale of all or substantially all of the Maker's property and assets and then only if the holder's rights hereunder are not impaired.

SECTION 7.        NO WAIVER; AMENDMENTS; REMEDIES; ETC.

         Neither acceptance by the holder of partial or delinquent payment nor any failure on the part of the holder to exercise, or any delay in exercising, any right under this Debenture or under applicable law shall operate as a waiver of any obligation of Maker or any right of the holder, and no single or partial exercise of any right under this Debenture shall preclude any other or further exercise thereof or the exercise of any other right. No waiver, amendment, alteration or other modification of any provision of this Debenture shall in any event be effective unless the same shall be in writing and signed by the holder. The remedies provided in this Debenture are cumulative and not exclusive of any remedies provided by law. All of the covenants, provisions, and conditions herein contained are made on behalf of, and shall apply to and bind the respective distributees, personal representatives, successors, and assigns of the parties hereto, jointly and severally.

SECTION 8.        GOVERNING LAW.

         This Debenture shall be deemed to be a contract made under the laws of the State of California and shall be construed in accordance with the laws of the State of California, without regard to the conflicts of law provisions of the State of California or of any other state.

         EXECUTED as of the date first above written.

                                         GENESISINTERMEDIA.COM, INC.,
                                         a Delaware corporation



                                         By:_______________________
                                            Ramy El-Batrawi
                                            President

                         SCHEDULE OF OMITTED DEBENTURES

Debenture to Asty Capital AG
Debenture to Newbury Management, Ltd.
Debenture to Builders (Int'l) Ltd.